BKD LLP
CPAs & Advisors

1201 Walnut Street, Suite 1700 // Kansas City, MO 64106-2246
816.221.6300 // fax 816.221.6380 // bkd.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated December 9, 2013 on our audit of the consolidated financial statements of Convergent Corporation as of and for the year ended March 31, 2013 in this Form 8-K/A.

BKD, LLP

Kansas City, Missouri
December 13, 2013